Tidal Trust V 485BPOS

Exhibit 99(h)(i)(1)

FIRST AMENDMENT

TO THE FUND ADMINISTRATION SERVICING AGREEMENT

THIS FIRST AMENDMENT, effective as of July 27, 2026, to the Fund Administration Servicing Agreement (the “Agreement”) dated as of January 8, 2026, by and between Tidal Trust V, a Delaware statutory trust (the “Trust”), Tidal ETF Services LLC, a Delaware limited liability company (“Tidal”) and Tidal Investments LLC (the “Adviser”), solely in respect of the rights and obligations set forth in Section 4 and applicable provisions of Section 12 and 13 of the Agreement.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A, as amended, to:

Add the following funds:

Defiance Compute ETF

Defiance Global Foundries ETF

Defiance Korea AI ETF

Defiance Situational Awareness Select ETF

Defiance Small Modular Reactor ETF

WHEREAS, Section 11 of the Agreement allows for its amendment by written agreement executed by the Trust and Tidal and approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this # Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

TIDAL TRUST V		TIDAL ETF SERVICES LLC

By:	/s/Lissa Richter	By:	/s/Eric Falkeis

Name:	Lissa Richter	Name:	Eric Falkeis

Title:	Vice President & Secretary	Title:	Co-Founder & COO

Date:	7/29/2026	Date:	7/28/2026

Exhibit A

to the

Fund Administration Servicing Agreement

Separate Series (Funds) of Tidal Trust V

Name of Series

Robotaxi ETF

Defiance Compute ETF

Defiance Global Foundries ETF

Defiance Korea AI ETF

Defiance Situational Awareness Select ETF

Defiance Small Modular Reactor ETF

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